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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2002

Voxcorp, Inc.
(Exact name of registrant as specified in its charter)

Utah
(State or other jurisdiction of incorporation)

000-30167	91-182-1949
(Commission File Number)	(I.R.S. Employer Identification No.)

9301 Wilshire Boulevard, Suite 201, Beverly Hills, California	90210
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (310) 777-8876 formerly Millennium Multi Media.com Corporation (Former name, former address and former fiscal year, if changed since last report)

        Total number of pages in this document:   7

ITEM 1. CHANGES IN CONTROL OF REGISTRANT

        Not applicable.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

        Not Applicable.

ITEM 3. BANKRUPCTY OR RECEIVERSHIP

        Not Applicable.

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

        The Company has engaged Grant Thornton, LLP to audit and review the Company's financial statements for the periods ending June 30, 2001 and September 30, 2001 and the fiscal years ending December 31, 2001 and December 31, 2002. The Company has terminated its engagement with HJ & Associates, LLC. The Company had no disagreements with HJ & Associates, LLC ("Former Accountant") on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. The Company engaged Grant Thornton, LLP ("New Accountant") because it anticipates growing its business and desires a larger accounting firm.

        The Former Accountant was dismissed effective February 22, 2002. The Former Accountant's reports on the Company's financial statements during its past two fiscal years and for the interim quarterly period ending March 31, 2001 did not contain an adverse opinion or disclaimer of opinion, nor was it modified as to uncertainty, audit scope or accounting principles. The decision to change accountants was recommended and approved by the Company's Board of Directors. The Company did not have any disagreements with the Former Accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the Former Accountant's satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report.

        The New Accountant was engaged effective February 22, 2002. The New Accountant was engaged for general audit and review services and not because of any particular transaction or accounting principle, or because of any disagreement with the Former Accountant. A letter from the Former Accountant addressed to The Securities and Exchange Commission is attached to this Report as Exhibit 7(c)(16).

ITEM 5. OTHER EVENTS.

        The Company is in the process of preparing its financial statements for the fiscal quarters ending June 30, 2001, September 30, 2001, and for the fiscal year ending December 31, 2001. These financial statements will be reviewed by Grant Thorton, LLP, the Company's New Accountant, and audited by the New Accountant for the fiscal year ending December 31, 2001. Accordingly, the Company plans to catch-up and become current in its reports with the Securities and Exchange Commission in the near future, including its quarterly reports on Form 10-QSB, its annual report on Form 10-KSB, and its other reports due under the Securities Exchange Act of 1934, as amended. The directors, officers and affiliates are also preparing and will be filing their Form 5 reports for the fiscal year ending December 31, 2001.

        The 2001 calendar year was a difficult one for the Company. Its working capital was entirely depleted and it maintained minimal operations only because its principal shareholders made loans to the Company. Consequently, the Company has been late in preparing its financial statements and filing its reports with the Securities and Exchange Commission. The Company intends to remedy this problem, although the precise timing for the filing of its reports is not yet known. The Company is in the process of preparing them so that they can be reviewed and, where required, audited by the New Accountant.

        Since the filing of the Company's Form 10SB in July 2001, David Peipers resigned from the Company's Board of Directors and has joined the Company's Advisory Board. Illya Bond and Bobby Roberts also resigned from the Board of Directors, and Mr. Roberts resigned as an officer of the Company. Mr. Bond and Mr. Roberts no longer have any affiliation with the Company, having sold all of their shares to Philip Elghanian, the son-in-law of Joseph Torkan, the President and Chairman of the Company. See Item 6 of this Report.

        Since July 2001, the Company borrowed approximately an additional $35,000 from Regal Group, LLC, an affiliate of Joseph Torkan and David Peipers, resulting in total indebtedness to Regal Group, LLC as of November 2001of approximately $510,000. In November 2001, Regal Group LLC discharged $250,000 of this debt in consideration for the issuance of 100 million new shares of common stock by the Company, 50 million of which were issued to an affiliate of Joseph Torkan and 50 million of which were issued to David Peipers, thereby reducing the indebtedness to Regal Group, LLC to approximately $260,000. The debt has been further reduced as of the date of this filing to approximately $173,000. After the issuance of the above-referenced shares and other shares to unaffiliated parties for services rendered and in settlement of other indebtedness owed by the Company, the Company has a total of approximately 230,000,000 shares issued and outstanding. The principal shareholders of the Company now are David Peipers, who beneficially owns approximately 72,500,000 shares, Joseph Torkan, who beneficially owns approximately 72,500,000 shares, and Phillip Elghanian, who beneficially owns approximately 29,800,000 shares.

        In late 2001 the Company commenced marketing its Red Skelton video programs primarily through television advertising and a related telemarketing campaign. The Company is beginning to earn revenue from this product. The first sales were made in December 2001, and more details will be available when the Company files its annual report on Form 10-KSB for its fiscal year ending December 31, 2001. The Company has not earned any revenue to date from its Vox-2-Data medical software technology, but is in arms length negotiations for a joint venture to refine the software and to market this product, primarily to hospitals and medical clinics. In September 2001 the Company terminated Rick Kelley, a former manager of the Vox-2-Data project, for cause, and filed a lawsuit against him for fraud, misappropriation and related claims. The Company's wholly owned medical software subsidiary, Health Network of America, Inc., is now being managed directly by the Company, whose executive officers and directors are also the executive officers and directors of the subsidiary. Luther Goehring, a former interim director of Health Network of America, Inc., also voluntarily resigned from the subsidiary. In 2001, the Company entered into a modification agreement with Dr. Craig Smith, the physician who sold the Vox-2-Data software to the Company in 2000, pursuant to which Dr. Smith received 600,000 shares of the Company's common stock in settlement of all amounts owed to him.

ITEM 6. RESIGNATION OF DIRECTORS AND APPOINTMENT OF NEW DIRECTORS

        During 2001 and in early 2002, David Peipers, Bobby Roberts and Illya Bond voluntarily resigned from the Board of Directors of the Company, and Vin Kamdar joined the Company's Board of

Directors. The directors and executive officers of the Company and its wholly owned subsidiary, Health Network of America, Inc., are now the following persons:

Joseph Torkan:	Chairman of the Board of Directors President
Vin Kamdar:	Director, Chief Financial Officer
Joubin Torkan:	Director
Steve Burgess:	Corporate Secretary

        The Company formed a Board of Advisors in March 2002, which is currently comprised of David Peipers and Mark J. Richardson, legal counsel to the Company. The Company plans to expand its Board of Advisors in the future, and may also expand its Board of Directors. Additional information regarding the directors and executive officers of the Company will be included in the Company's annual report on Form 10K-SB for its fiscal year ending December 31, 2001, to be filed in the near future with its audited financial statements.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIALS & EXHIBITS

  (a)
  Financial Statements of Business Acquired

    Not Applicable.

  (b)
  Pro Forma Financial Information

    Not Applicable.

  (c)
  Exhibits

    7(c)(16) Letter from HJ & Associates, LLC, dated March 12, 2002.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

VOXCORP, INC. (Registrant)

Date: March 14, 2002	/s/ JOSEPH TORKAN Joseph Torkan, President

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FORM 8-K/A
  ITEM 1. CHANGES IN CONTROL OF REGISTRANT
  ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS
  ITEM 3. BANKRUPCTY OR RECEIVERSHIP
  ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT
  ITEM 5. OTHER EVENTS.
  ITEM 6. RESIGNATION OF DIRECTORS AND APPOINTMENT OF NEW DIRECTORS
  ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIALS & EXHIBITS